                                                                    Exhibit 10.5

                             AMENDMENT NUMBER ONE
                                    TO THE
                          GEORGIA-PACIFIC CORPORATION
                         ECONOMIC VALUE INCENTIVE PLAN
(As Amended and Restated by Action of the Compensation Committee on January 29,
2001)


     WHEREAS, pursuant to Section V of the Georgia-Pacific Corporation Economic Value Incentive Plan ("Plan") the Board of Directors of Georgia-Pacific Corporation ("Corporation"), by action of the Compensation Committee, has reserved the right to amend the Plan at any time; and

     WHEREAS, the Compensation Committee approved the adoption of this Amendment Number One at its February 15, 2001 meeting;

     NOW THEREFORE, the Plan is amended effective as of January 29, 2001, as follows:

     1. Subsection 11 of Section I of the Plan (the definition of "Discretionary Bonus Limit") is amended to substitute "125% of the Participant's Base Salary" for "100% of the Participant's Base Salary" wherever such phrase appears in such subsection and to substitute "220% of the CEO's Base Salary" for "200% of the CEO's Base Salary" wherever such phrase appears in such subsection.

     2. Subsection 21(i)(B) of Section I of the Plan (the definition of "Quantitative Bonus Limit") is amended to substitute "125% of the Participant's Base Salary" for "100% of the Participant's Base Salary" wherever such phrase appears in such subsection and Subsection 21(ii)(B) is amended to substitute "220% of the CEO's Base Salary" for "200% of the CEO's Base Salary" wherever such phrase appears in such subsection.